EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InSite Vision Incorporated 1994 Stock Option Plan and the InSite Vision Incorporated 1994 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated January 30, 2003, with respect to the consolidated financial statements of Insite Vision Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Palo Alto, California June 22, 2005